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                                                                   Exhibit 10.16

                                 AMENDMENT NO. 2

                   TO ADMINISTRATION AND LIQUIDATION AGREEMENT

     This Amendment No. 2 to the Administration and Liquidation Agreement (this "Amendment") entered into and effective as of the 1st day of February, 2001, by and between Harbor Global Company Ltd., a Bermuda limited duration company (the "Company"), and Calypso Management LLC, a Delaware limited liability company ("Calypso").

     WHEREAS, the Company and Calypso entered into the Administration and Liquidation Agreement as of August 7, 2000 (the "Administration and Liquidation Agreement"), which provides for the engagement by the Company of Calypso to manage the sale or liquidation of the Company's assets and the compensation of Calypso for such services; and

     WHEREAS, the parties desire to amend the Administration and Liquidation Agreement in the manner described herein.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Calypso hereby agree as follows:

1. Section 7 of the Administration and Liquidation Agreement is hereby amended by replacing "$25 million" appearing in the second sentence of the first paragraph of Section 7 with "22.6 million".

2. Section 7 of the Administration and Liquidation Agreement is hereby further amended by inserting the following sentence immediately before the period of the second sentence of the first paragraph of Section 7:

     ; provided, however, if the Company enters into a transaction pursuant to
       --------  -------
     which it is released or otherwise relieved of its indirect obligation to fulfill an existing capital commitment to Polish Real Estate Fund S.A. in the approximate amount of $5,400,000, the amount that otherwise would have been expended by the Company to satisfy such capital commitment shall not be excluded.

     3.   This Amendment No. 2 shall be effective as of the date hereof, and
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          except as set forth herein, the Administration and Liquidation
          Agreement shall remain in full force and effect and is otherwise unaffected and unaltered by this Amendment No. 2.

               4. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile or photocopy of an executed counterpart of this Amendment No. 2 shall be sufficient to bind the party or parties whose signature(s) appear thereon.


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     IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the
Administration and Liquidation Agreement as of the date first written above.


                                   HARBOR GLOBAL COMPANY LTD.



                                   /s/ John H. Valentine
                                   ---------------------------------------------
                                   By:  John H. Valentine
                                           Director


                                   CALYPSO MANAGEMENT LLC



                                   /s/ Stephen G. Kasnet
                                   ---------------------------------------------
                                   By:  Stephen G. Kasnet
                                           President and Chief Executive Officer

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Signature Page to Amendment No. 2 to Administration and Liquidation Agreement